UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):    July 21, 2023

CONTANGO ORE, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-35770 (Commission File Number)	27-3431051 (I.R.S. Employer Identification No.)

3700 Buffalo Speedway, Suite 925 Houston, Texas (Address of principal executive offices)		77098 (Zip Code)

Registrant’s Telephone Number, including area code: (713) 877-1311

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01 per share	CTGO	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.           Entry into a Material Definitive Agreement.

On July 24, 2023, Contango ORE, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Maxim Group LLC and Freedom Capital Markets (collectively, the “Underwriters”), relating to an underwritten public offering (the “Offering”) of 1,600,000 shares (the “Underwritten Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”). All of the Underwritten Shares are being sold by the Company. The offering price of the Underwritten Shares was $19.00 per share, and the Underwriters agreed to purchase the Underwritten Shares from the Company pursuant to the Underwriting Agreement at a price of $17.77 per share (the “Purchase Price”). Under the terms of the Underwriting Agreement, the Company has granted the Underwriters an option, exercisable for 30 days, to purchase up to an additional 240,000 shares of Common Stock (the “Option Shares” and, together with the Underwritten Shares, the “Shares”) at the Purchase Price.

The Company estimates that the net proceeds from the Offering will be approximately $28.1 million, or approximately $32.4 million if the Underwriters exercise in full their option to purchase Option Shares, in each case after deducting underwriting discounts and commissions and estimated offering expenses.

The Offering was made pursuant to the Company’s effective shelf registration statement on Form S-3 and an accompanying prospectus (File No. 333-260511), filed on October 26, 2021, as amended on November 12, 2021, that was declared effective by the Securities and Exchange Commission (the “Commission”) on November 17, 2021. A prospectus supplement relating to the Offering was filed with the Commission on July 21, 2023. The Offering closed on July 26, 2023.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.  The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to such exhibit.

A copy of the legal opinion and consent of Holland & Knight LLP relating to the Shares is attached as Exhibit 5.1 hereto.

Item 8.01.           Other Events.

On July 21, 2023, the Company issued a press release announcing that it had commenced the Offering, on July 24, 2023, the Company issued a press release announcing that it had priced the Offering, and on July 26, 2023, the Company issued a press release announcing that it had closed the Offering. Copies of these press releases are attached as Exhibits 99.1, 99.2  and 99.3 hereto, respectively, and are incorporated herein by reference.

Item 9.01.           Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
1.1	Underwriting Agreement by and among Contango Ore, Inc., Maxim Group LLC, and Freedom Capital Markets, dated July 24, 2023.
5.1	Opinion of Holland & Knight LLP.
23.1	Consent of Holland & Knight LLP (contained in Exhibit 5.1).
99.1	Press Release of the Company, dated July 21, 2023.
99.2	Press Release of the Company, dated July 24, 2023.
99.3	Press Release of the Company, dated July 26, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONTANGO ORE, INC.

By: /s/ Leah Gaines

Leah Gaines
Vice President, Chief Financial Officer, Chief Accounting Officer, Treasurer and Secretar

Dated: July 26, 2023